EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                 May 11, 2012

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2012 EARNINGS UP 37%
REITERATES 2012 REVENUE AND EARNINGS GUIDANCE

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2012.  Net income for the quarter ended March 31, 2012 was $1.6 million, up from net income of $1.2 million in the first quarter of 2011, an increase of 37%.  Fully-diluted earnings per share for the quarter were $0.15 in the current quarter, compared to $0.11 in last year’s first quarter.  Total sales for the first quarter were $18.2 million, an increase of 14.5% compared to 2011’s first quarter sales of $15.9 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather store chain, increased $1.6 million in the first quarter, up 19% from last year's first quarter sales.  The store chain consisted of seventy-seven stores as of March 31, 2012, with one new store added since March 31, 2011.  First quarter sales for the Wholesale Leathercraft division, consisting of the Leather Factory stores and the National Account group, increased $432,000, or 6% from the same quarter last year.  International Leathercraft, consisting of stores in the United Kingdom, Australia and Spain, added sales of $742,000 for the quarter, a 46% increase over last year’s first quarter sales of $509,000.

Consolidated gross profit margin increased from 60.0% in the first quarter of 2011 to 62.5% in the first quarter of 2012.  Operating expenses increased $1.2 million in the first quarter of 2012 to $8.8 million compared to $7.6 million in the first quarter of 2011, increasing slightly as a percentage of sales from 47.9% in 2011 to 48.5% in 2012.  Compared to the first quarter of 2011, the operating expenses associated with the new stores in Australia and Spain added $285,000 in operating expense.  Other expense increases include employee compensation and benefits, advertising and marketing, rent, and store and office supplies.

Jon Thompson, Chief Executive Officer and President, commented, “We are generally pleased with our first quarter performance as both sales and earnings increased.  Gross margin is up nicely, due to our strong retail sales and our ability to negotiate aggressive pricing for our stock leathers when buying large quantities and paying cash.  Our new stores in Australia and Spain are developing as expected.  We are not expecting the Spain store to be profitable this year, although that could change as the year progresses depending on how quickly the Spain customer base grows.  The Australia store is coming along nicely and should be close to break even or slightly profitable by the end of the year.”

Shannon L. Greene, Chief Financial Officer, added, “Operating expenses are slightly higher than we would prefer.  However, the expenses associated with the new international stores caused the percentage increase in consolidated operating expenses to exceed the percentage increase in sales.  That will even out as the sales in those stores ramp up.  Our inventory levels are within internal projections, even though they appear high.  Our stores are carrying more inventory in order to keep up with customer demand.  Further, we made some special purchases late in the first quarter in anticipation of our nationwide Open House event held in April.  Despite the various challenges, we met our internal targets for the first quarter and are on track to meet our 2012 guidance.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 77 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/12		Quarter Ended 03/31/11
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,152,417	$1,232,852	$6,720,709	$808,314
Retail Leathercraft	10,282,814	1,358,725	8,649,152	1,004,042
International Leathercraft	741,847	(37,402)	509,179	100,132
Total Operations	$18,177,078	$2,554,175	$15,879,040	$1,912,488

Wholesale Leathercraft	Quarter Ended 03/31/12		Quarter Ended 03/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,340,785	29	$5,933,280
National account group	n/a	811,632	n/a	787,429
Total Sales – Wholesale Leathercraft	29	$7,152,417	29	$6,720,709

Retail Leathercraft	Quarter Ended 03/31/12		Quarter Ended 03/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	76	$10,177,523	76	$8,649,152
New store sales	1	105,291	-	-
Total Sales – Retail Leathercraft	77	$10,282,814	76	$8,649,152

International Leathercraft	Quarter Ended 03/31/12		Quarter Ended 03/31/11
	# of stores	Sales	# of stores	Sales
Same store sales	1	$529,856	1	$509,179
New store sales	2	211,991	-	-
Total Sales – Retail Leathercraft	3	$741,847	1	$509,179

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2012 (unaudited)	12/31/2011 (audited)
ASSETS
CURRENT ASSETS:
Cash	$6,431,259	$10,765,591
Short-term investments, including certificates of deposit	87,893	423,893
Accounts receivable-trade, net of allowance for doubtful accounts
of $114,000 and $81,000 in 2012 and 2011, respectively	1,449,157	1,328,579
Inventory	24,092,025	19,940,251
Deferred income taxes	314,574	281,251
Other current assets	1,402,828	948,459
Total current assets	33,777,736	33,688,024

PROPERTY AND EQUIPMENT, at cost	15,123,033	14,999,826
Less accumulated depreciation and amortization	(4,925,845)	(4,700,476)
	10,197,188	10,299,350

GOODWILL	989,945	987,009
OTHER INTANGIBLES, net of accumulated amortization of
$551,000 and $539,000 in 2012 and 2011, respectively	176,127	187,292
OTHER assets	334,620	341,240
	$45,475,616	$45,502,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,347,811	$1,622,697
Accrued expenses and other liabilities	4,669,916	4,641,191
Income taxes payable	796,666	638,897
Current maturities of long-term debt	202,500	202,500
Total current liabilities	8,016,893	7,105,285

DEFERRED INCOME TAXES	835,953	858,829

LONG-TERM DEBT, net of current maturities	3,054,375	3,105,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,150,065 shares issued at 2012 and 2011;
10,156,442 shares outstanding at 2012 and 2011	26,760	26,760
Paid-in capital	5,741,543	5,736,543
Retained earnings	30,219,910	31,181,936
Treasury stock at cost (993,623 shares at 2012 and 2011)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	474,250	382,630
Total stockholders' equity	33,568,395	34,433,801
	$45,475,616	$45,502,915

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 and 2011

	2012	2011
NET SALES	$18,177,078	$15,879,040
COST OF SALES	6,811,445	6,354,192
Gross profit	11,365,633	9,524,848

OPERATING EXPENSES	8,811,458	7,612,360
INCOME FROM OPERATIONS	2,554,175	1,912,488

OTHER (INCOME) EXPENSE:
Interest expense	58,392	62,003
Other, net	(19,814)	48,832
Total other (income) expense	38,578	110,835

INCOME BEFORE INCOME TAXES	2,515,597	1,801,653

PROVISION FOR INCOME TAXES	941,492	651,077

NET INCOME	$1,574,105	$1,150,576

NET INCOME PER COMMON SHARE:
BASIC	$0.15	$0.11
DILUTED	$0.15	$0.11

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	10,156,442	10,156,442
DILUTED	10,172,950	10,169,701

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,574,105	$1,150,576

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	259,536	245,004
(Gain) loss on disposal or abandonment of assets	624	(2,925)
Non-cash stock-based compensation	5,000	18,900
Deferred income taxes	(56,199)	165,664
Other	80,297	102,119
Net changes in assets and liabilities:
Accounts receivable-trade, net	(120,578)	(180,478)
Inventory	(4,151,774)	26,173
Income taxes	157,769	1,499
Other current assets	(454,369)	(613,680)
Accounts payable-trade	725,114	776,976
Accrued expenses and other liabilities	28,725	(2,185,751)
Total adjustments	(3,525,855)	(1,646,499)
Net cash used in operating activities	(1,951,750)	(495,923)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(139,841)	(169,186)
Proceeds from maturities of certificates of deposit	336,000	5,000
Proceeds from sale of assets	1,395	21,513
Decrease (increase) in other assets	6,620	664
Net cash provided by (used in) investing activities	204,174	(142,009)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(50,625)	(50,625)
Payment of cash dividend	(2,536,131)	-
Net cash used in financing activities	(2,586,756)	(50,625)

NET DECREASE IN CASH	(4,334,332)	(688,557)

CASH, beginning of period	10,765,591	4,293,746

CASH, end of period	$6,431,259	$3,605,189

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$58,392	$62,003
Income tax paid during the period, net of (refunds)	860,843	411,721